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                                                                    EXHIBIT 99.4

                          CONSENT OF NOMINEE DIRECTOR

     I, James D. Robinson, III, hereby consent to being named in the Proxy-Statement-Prospectus included in the Registration Statement to which this consent is an exhibit as a person who will become a director of Novell, Inc. effective upon the closing of the merger of Ceres Neptune Acquisition Corp. into Cambridge Technology Partners (Massachusetts), Inc.

                                    Dated:  June 4, 2001


                                        /s/ James D. Robinson, III
                                    ---------------------------------------
                                    Name:   James D. Robinson, III